Exhibit 3

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Pacific Harbour Capital Ltd., a British Columbia company, (the "Company"), on Form 20-F for the year ended March 31, 2004, as filed with the Securities & Exchange Commission (the "Report"), Thomas Pressello, Chief Executive Officer and Chief Financial Officer and Lisa Reynolds, Chairman of the Board of the Company, respectively do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.c. § 1350), that to their knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

"Thomas Pressello"

Thomas Pressello

Chief Executive Officer

October 27, 2004

"Lisa Reynolds"

Lisa Reynolds

Chairman of the Board

October 27, 2004